Exhibit 10.2

SECOND AMENDMENT TO LICENSE AGREEMENT (Amendment # 2)

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made as of March 31, 2017 (the “Effective Date”) between Jubilant Biosys Limited, a company organized under the laws of India, having its principal place of business at No. 96, Industrial Suburb, 2nd Stage, Yeshwanthpur, Bangalore – 560022, India (“Licensor”), and Checkpoint Therapeutics, Inc, a Delaware corporation with its place of business at 2 Gansevoort Street, 9th Floor, New York, New York 10014 (“Checkpoint”).

WHEREAS, Licensor and Checkpoint are party to that certain License Agreement, dated as of May 26, 2016 (the “License Agreement”); and

WHEREAS, Checkpoint wishes to perform 28 day GLP dog study outside the purview of the Licensor. Therefore Licensor and Checkpoint desire to amend the License Agreement to alter Component B of the Brief proposal mentioned under the Deliverables and Cost under Schedule 4.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual premises and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.       Amendment:

The Component B of the Brief Proposal mentioned under the Deliverables and Cost under Schedule 4 of the License Agreement is deleted in its entirety and replaced with the following:

Brief Proposal **
Component	Activity	Cost(USD)
B	Safety & Toxicology activities	334,000

2.       Remainder of License Agreement. Except as expressly set forth in this Amendment # 2, the provisions of the License Agreement and Amendment # 1 will remain in full force and effect, in their entirety, in accordance with their terms.

3.       Miscellaneous. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

Checkpoint Therapeutics, Inc.

By:	/s/ James Oliviero
Name:	James Oliviero
Title:	CEO

Jubilant Biosys Limited

By:	/s/ Benny Thomas
Name:	Benny Thomas
Title:	Head - Finance